UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2009

GLOBAL EMPLOYMENT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51737	43-2069359
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10375 Park Meadows Dr., Suite 375 Lone Tree, Colorado	80124
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 216-9500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The purpose of filing this amendment to Form 8-K is to attach as an exhibit a letter from Ehrhardt Keefe Steiner & Hottman PC as to its agreement to the statements made in Item 4.01 as they relate to Ehrhardt Keefe Steiner & Hottman PC.

Item 4.01 Changes in Registrant’s Certifying Accountant.

Effective May 5, 2009, the Audit Committee of the Board of Directors of Global Employment Holdings, Inc. (the “Company”) approved a resolution to end the engagement of its independent accountants engaged as the principal accountant to audit the Company’s consolidated financial statements, Mayer Hoffman McCann P.C. The Company’s relationship with Mayer Hoffman McCann P.C. ended on May 5, 2009.

The Company retained Mayer Hoffman McCann P.C. as its independent accountants engaged as the principal accountant to audit the Company’s consolidated financial statements on March 31, 2006. Mayer Hoffman McCann P.C.’s report on the Company’s consolidated financial statements for the past two years did not contain an adverse opinion nor a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recent fiscal years and the interim period through May 5, 2009, the date of dismissal, the Company did not have any disagreements with Mayer Hoffman McCann P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure and there were no reportable events, as described in Item 304(a)(1)(v) of Regulation S-K.

Also effective May 5, 2009, the Audit Committee of the Company’s Board of Directors approved a resolution to retain Ehrhardt Keefe Steiner & Hottman PC as the Company’s new independent accountant engaged as the principal accountant to audit the Company’s consolidated financial statements. During the Company’s two most recent fiscal years and through May 5, 2009, the Company did not consult with Ehrhardt Keefe Steiner & Hottman PC regarding either the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue. During the past two fiscal years, Ehrhardt Keefe Steiner & Hottman PC consulted with the Company’s management related to certain calculations and research and disclosures regarding: i) the Company’s quarterly and annual  income tax calculations and disclosures for external financial reporting purposes, ii) assistance in identifying the appropriate sources of technical accounting literature applicable to the Company’s specific transactions or circumstances, iii) certain assumptions and supporting calculations related to the Company’s employee stock options, non-employee warrant derivative liability, and earnings per share , and iv) the Company’s Forms 10-Q and Forms 10-K. During the two most recent fiscal years and through May 5, 2009, the Company has not consulted with Ehrhardt Keefe Steiner & Hottman PC regarding any matter that was either subject to a disagreement as described in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Mayer Hoffman McCann P.C. and Ehrhardt Keefe Steiner & Hottman PC with a copy of the foregoing disclosure and requested that each furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not each agrees with the above statements. Copies of the letters from Mayer Hoffman McCann P.C., dated May 11, 2009, and Ehrhardt Keefe Steiner & Hottman PC, dated May 14, 2009, are attached as Exhibits 16.1 and 16.2, respectively, to this Current Report on Form 8-K/A.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Identification of Exhibit

16.1*	Letter from Mayer Hoffman McCann P.C., dated May 11, 2009

16.2	Letter from Ehrhardt Keefe Steiner & Hottman PC, dated May 14, 2009

* Incorporated by reference to Exhibit 16.1 to the Registrant’s Current Report on Form 8-K filed May 11, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Employment Holdings, Inc.

Date: May 14, 2009

By:   /s/ Dan Hollenbach
Dan Hollenbach
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Identification of Exhibit

16.1*	Letter from Mayer Hoffman McCann P.C., dated May 11, 2009

16.2	Letter from Ehrhardt Keefe Steiner & Hottman PC, dated May 14, 2009

* Incorporated by reference to Exhibit 16.1 to the Registrant’s Current Report on Form 8-K filed May 11, 2009.